Exhibit 99.1

Risks Relating to the Notes and this Offering

Our substantial indebtedness could adversely affect our financial flexibility and prevent us from fulfilling our obligations under the notes.

We currently have a significant amount of indebtedness and will have even more indebtedness upon completion of the Transactions. Our substantial level of indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness, including the notes. We are permitted by the terms of the notes and our other indebtedness, including the ABL Facility, to incur substantial indebtedness, subject to the restrictions therein. Our inability to generate sufficient cash flow to satisfy our debt obligations, including the notes, or to refinance our obligations on commercially reasonable terms, could have a material adverse effect on our business, financial condition and results of operations.

Our substantial indebtedness could have other important consequences to you and significant effects on our business.

For example, it could:

•                  make it more difficult for us to satisfy our obligations under our indebtedness, including the notes;

•                  limit our ability to borrow money or to sell or transfer assets in order to fund future working capital, capital expenditures, any future acquisitions, debt service requirements and other general business requirements;

•                  require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures and other corporate requirements;

•                  subject us to financial and other restrictive covenants, which, if we fail to comply with these covenants and our failure is not waived or cured, could result in an event of default under our indebtedness.

•                  limit our flexibility in planning for, or responding to, changes in our business;

•                  place us at a competitive disadvantage compared with competitors that have a less significant debt burden; and

•                  increase our vulnerability to general adverse economic and industry conditions.

Despite our current indebtedness level, we and our subsidiaries may incur substantially more indebtedness, which could exacerbate the risks associated with our substantial leverage.

We may be able to incur substantial additional indebtedness in the future. Although the ABL Facility and the indenture governing the notes will limit our ability, and the ability of our subsidiaries, to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, additional indebtedness incurred in compliance with these restrictions could be substantial. In addition, the ABL Facility and the indenture governing the notes will not prevent us from incurring obligations that do not constitute indebtedness.

To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our current indebtedness, including the notes, would increase.

Our debt service obligations may adversely affect our cash flow.

A higher level of indebtedness increases the risk that we may default on our indebtedness obligations, including the notes. We may not be able to generate sufficient cash flow to pay the interest on our indebtedness, including the notes, and capital expenditures, future working capital, borrowings or equity financing may not be available to pay or refinance such indebtedness. If we are unable to generate sufficient cash flows to pay the interest on our indebtedness, including the notes, we may have to delay or curtail our operations or seek to obtain additional financing or pursue other strategies.

Our ability to generate cash flows from operations and to make scheduled payments on our indebtedness, including the notes, will depend on our future financial performance. Our future financial performance will be affected by a range of economic, competitive and business factors that we cannot control, such as those described in our Annual Report on Form 10-K. A significant reduction in operating cash flows resulting from changes in economic conditions, increased competition or other events beyond our control could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations, prospects and our ability to service our indebtedness, including the notes, and other obligations. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as postponing our growth plans, reducing capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking additional equity capital. These alternative strategies may not be effected on commercially reasonable terms, or at all, and they may not yield sufficient funds to make required payments on the notes and our other indebtedness.

If for any reason we are unable to meet any of our debt service and repayment obligations, we would be in default under the terms of the agreements governing such indebtedness, which would allow our creditors at that time to declare certain outstanding indebtedness to be due and payable. This in turn could trigger defaults and accelerations on our other indebtedness. In addition, our lenders could compel us to apply all of our available cash to repay our borrowings or they could prevent us from making payments on the notes. If the amounts outstanding under the notes, the ABL Facility and any other indebtedness, were to be accelerated, our lenders could foreclose on our assets and our assets may not be sufficient to repay in full the money owed to the lenders or to our other debt holders, including you as holders of the notes.

Restrictive covenants in the indenture governing the notes and the credit agreement governing the ABL Facility may limit our current and future operations, particularly our ability to respond to changes in our business or to pursue our business strategies.

The indenture governing the notes and the credit agreement governing the ABL Facility are expected to contain, and the agreements evidencing or governing other future indebtedness may contain, restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. The indenture governing the notes and the ABL Facility, among other things, limit our ability to:

•                  incur additional indebtedness or issue disqualified stock;

•                  pay dividends or make other restricted payments;

•                  prepay, redeem or repurchase capital stock or subordinated indebtedness;

•                  transfer or sell assets;

•                  make investments;

•                  enter into transactions with affiliates;

•                  create or incur liens; and

•                  merge or consolidate with any other person.

In addition, the credit agreement governing the ABL Facility will contain certain financial covenants, including a minimum fixed charge coverage ratio, a maximum leverage ratio, and a cap on capital expenditures.

Our ability to comply with these covenants will likely be affected by many factors, including events beyond our control, and we may not satisfy those requirements. A breach of the covenants or restrictions under the indenture governing the notes or the credit agreement governing the ABL Facility could result in a default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In the event the holders of the notes or our lenders accelerate the repayment of our borrowings, we cannot assure you that we and our subsidiaries would have sufficient assets to repay such indebtedness.

The restrictions contained in the indenture governing the notes, the credit agreement governing the ABL Facility and the agreements governing our other indebtedness could adversely affect our ability to:

•                  finance our operations;

•                  make needed capital expenditures;

•                  make strategic acquisitions or investments or enter into alliances;

•                  withstand a future downturn in our business or the economy in general;

•                  engage in business activities, including future opportunities, that may be in our interest; and

•                  plan for or react to market conditions or otherwise execute our business strategies.

Our financial results, our substantial indebtedness and our credit ratings could adversely affect our ability to obtain financing.

None of our foreign subsidiaries or unrestricted subsidiaries will be guarantors with respect to the notes, and therefore, any claims you may have in respect of the notes are structurally subordinated to the liabilities of those subsidiaries.

None of our foreign subsidiaries or unrestricted subsidiaries will guarantee the notes. If any of our foreign subsidiaries or unrestricted subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness, including under the ABL Facility, and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to any parent company, including us or any guarantors. Consequently, your claims in respect of the notes and the guarantees will be structurally subordinated to all of the existing and future liabilities of our foreign subsidiaries and unrestricted subsidiaries. As of December 31, 2012, after giving effect to this offering and the other Transactions our non-guarantor subsidiaries would have represented approximately 54% of our consolidated Adjusted EBITDA, 30% of our consolidated total assets and 11% of our consolidated total liabilities. In addition, under the terms of the indenture governing the notes, our foreign subsidiaries will be able to incur additional limited amounts of indebtedness and our unrestricted subsidiaries will not be limited by the indenture in the amount of indebtedness that they may incur. We will not have any unrestricted subsidiaries as of the date that this offering is consummated.

The liens in favor of the notes are subordinated to liens in favor of the ABL Facility on the ABL Facility Priority Collateral and to any other debt with prior liens to the extent of the value thereof. As a result, holders of the notes may not receive full payment on their notes following an event of default.

The liens on all accounts receivable, inventory, cash, and certain other assets, subject to certain exceptions, as further described herein, consisting of the ABL Facility Priority Collateral securing the notes and the guarantees, will be contractually subordinated to the liens thereon that secure the ABL Facility to the extent of the value of the ABL Facility Priority. The holders of obligations under the ABL Facility will be entitled to receive proceeds from any realization of such collateral to repay their obligations in full before the holders of the notes and other obligations secured by liens subordinated to the ABL Facility will be entitled to any recovery from such collateral. In the event of a foreclosure, the proceeds from the sale of all of such collateral may not be sufficient to satisfy the amounts outstanding under the notes (and other obligations similarly secured, if any) after payment in full of all obligations secured by the ABL Facility.

In addition, the capital stock of our existing Canadian subsidiaries are currently pledged to secure the Canadian credit agreement. Accordingly, the lien securing the notes on 65% of the capital stock of the Canadian subsidiaries will be junior in priority to the liens on such capital stock securing the Canadian credit agreement, to the extent of the value of such capital stock. The rights and remedies of the holders with respect to such liens and of the notes trustee will be subject to an intercreditor agreement with the agent under the Canadian credit agreement.

The notes are secured only to the extent of the value of the collateral securing the notes, which may not be sufficient to satisfy all the obligations under the notes and other indebtedness secured by such collateral.

An appraisal has been made of certain of our inventory and intellectual property. Based on this appraisal, which was completed in February 2013, our projected average net U.S. inventory recovery values are $109.2 million on a cost basis and $76.3 million on an NOLV basis, and the projected fair market value and OLV of our appraised intellectual property are estimated at $60.3 million and $45.1 million, respectively. “NOLV” is defined as the net proceeds that could be expected from an orderly liquidation sale of the inventory appraised, assuming the inventory would be disposed of under a scenario where the purchasers are buying as-is, where-is, for cash or cash equivalent, taking into consideration current economic trends, condition, location and marketability. “OLV” is an estimated amount, which the subject asset could typically realize assuming that the sale is properly advertised and professionally managed by a seller obligated to sell over an extended period of time, usually within six to twelve months, with consideration given for goodwill and intangible assets. This value does not represent expectations of value in a bankruptcy auction. These appraised amounts are estimates based on various assumptions, information from us, including projections of our earnings, and information from private and publicly available sources. These assumptions and information are subject to change, and as a result the estimates may change, based on various factors, risks and uncertainties that could adversely affect the fair market value or liquidation value of the assets.

The value of such collateral in the event of liquidation will depend upon market and economic conditions, the availability of buyers and other similar factors. In addition, courts could limit recoverability if, contrary to the terms of the indenture governing the notes, they do not apply New York law to a proceeding and deem a portion of the interest claim usurious in violation of public policy. In addition, to the extent real estate is included in the collateral in the future, local laws applicable to the enforcement of real estate liens could limit the amount and timing of the receipt of proceeds from the real estate related collateral. By its nature, some or all of the collateral may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation. To the extent that liens, security interests and other rights granted to other parties (including the lenders under the ABL Facility or any purchase money lenders) encumber assets owned by us, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of that collateral and the ability of the collateral agent for the notes or the holders thereof to realize or foreclose on that collateral. Consequently, we cannot assure investors in the notes that liquidating the collateral securing the notes would produce proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any creditors with prior claims on the collateral, including, with respect to the ABL Facility Priority Collateral, the lenders under the ABL Facility.

If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral securing the notes) would have only an unsecured, unsubordinated claim against our and the guarantors’ remaining assets and would be structurally subordinated to all of the existing and future liabilities of our foreign subsidiaries and unrestricted subsidiaries.

In addition, under the intercreditor agreement referred to below, the right of the lenders to exercise certain remedies with respect to the collateral could delay liquidation of the collateral. Bankruptcy laws and other laws relating to foreclosure and sale also could substantially delay or prevent the ability of the collateral agent or any holder of the notes to obtain the benefit of any of the collateral securing the notes. Such delays could have a material adverse effect on the value of the collateral.

There are certain categories of property that are excluded from the collateral.

Not all of our assets secure the notes. For example, the collateral will not include, among other things:

(1)           any property or assets of our foreign subsidiaries, and voting capital stock of any foreign subsidiary in excess of 65% of all of the outstanding voting capital stock of such foreign subsidiary. As of December 31, 2012, after giving effect to this offering and the other Transactions our non-guarantor subsidiaries would have represented approximately 54% of our consolidated Adjusted EBITDA, 30% of our consolidated total assets and 11% of our consolidated total liabilities;

(2)           owned real property having a fair market value less than $2.5 million and leasehold interests in real property with respect to which we are a tenant or subtenant;

(3)           any property or assets if the grant of such security interest thereon is prohibited by applicable law or contract, including contracts, licenses, agreements and other rights that by their express terms prohibit the assignment thereof;

(4)           property and assets subject to purchase money liens or capital leases to the extent that such indebtedness prohibits any other liens thereon;

(5)           any capital stock and other securities of any subsidiary to the extent that the pledge of such capital stock or other securities to secure the notes or the guarantees would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X;

(6)           capital stock, property and assets of any unrestricted subsidiary; and

(7)           capital stock of any person (other than a restricted subsidiary), to the extent such pledge is not permitted or is restricted by the terms of such person’s organizational or joint venture documents or other agreements with holders of such capital stock.

Some of these assets, including, without limitation, the assets of our foreign subsidiaries, may be material to us.

Despite our current levels of debt, we may still incur substantially more debt ranking junior to, senior to or equal in right of payment with the notes, including secured debt, which would increase the risks associated with our proposed leverage.

The indenture governing the notes will permit liens in favor of third parties to secure certain indebtedness, such as additional indebtedness pari passu with or junior to the notes if certain conditions are met and capital lease obligations, and assets subject to such liens will in certain circumstances be excluded from the collateral securing the notes and the guarantees. These liens in certain instances may arise on or after the date the notes are issued. Certain of these third party liens will rank senior to the liens securing the notes and the guarantees. The existence of such liens could adversely affect the value of the collateral securing the notes, as well as the ability of the collateral agent to realize or foreclose on such collateral. The collateral that will secure the notes may also secure future indebtedness and other obligations of the Company and the subsidiary guarantors to the extent permitted by the Indenture and the related security documents. Your rights to the collateral would be diluted by any increase in the indebtedness secured by the collateral.

The rights of holders of the notes to the collateral and their ability to enforce these rights against us will be governed, and materially limited, by the intercreditor agreement.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee, including with respect to ABL Facility Priority Collateral, upon any release in connection with a foreclosure or exercise of remedies with respect to such collateral in accordance with the terms of the intercreditor agreement between the collateral agent for the notes and the collateral agent under the ABL Facility (the “intercreditor agreement”). Pursuant to the terms of the intercreditor agreement, the holders of the notes may not be able to control actions with respect to the ABL Facility Priority Collateral, whether or not the holders of the notes agree or disagree with those actions.

The rights of the holders of the notes with respect to ABL Facility Priority Collateral securing the notes and the guarantees will be substantially limited pursuant to the terms of the lien-ranking provisions set forth in the intercreditor agreement. Under those lien-ranking provisions, at any time that obligations, such as the ABL Facility, that have the benefit of senior liens on our assets consisting of the ABL Facility Priority Collateral are outstanding, any actions that may be taken in respect of such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of such collateral from the lien of, and waivers of past defaults under, the collateral documents, will be at the direction of the holders of such obligations secured by the senior liens on such collateral. The trustee and collateral agent, on behalf of the holders of the notes, will not have the ability to control or direct such actions, even if the rights of the holders of the notes are adversely affected. In addition, the holders of obligations under the ABL Facility will be entitled to receive proceeds from any realization of ABL Facility Priority Collateral to repay their obligations in full before the holders of the notes and other obligations secured by liens subordinated to the ABL Facility will be entitled to any recovery from such collateral. In the event of a foreclosure, the proceeds from the sale of all of such collateral may not be sufficient to satisfy the amounts outstanding under the notes after payment in full of all obligations secured by the ABL Facility.

The waiver in the intercreditor agreement of rights of marshalling may adversely affect the recovery rates of holders of notes in a bankruptcy or foreclosure scenario.

The notes and the guarantees will be secured on a second-priority lien basis by the ABL Facility Priority Collateral. The intercreditor agreement will provide that, at any time holders of the notes hold a second-priority lien on the collateral where a first-priority lien on such collateral exists, the trustee under the indenture governing the notes and the notes collateral agent may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of such indebtedness secured by first-priority liens in any of the collateral. Without this waiver of the right of marshalling, holders of such indebtedness secured by first-priority liens in such collateral would likely be required to liquidate collateral on which the notes did not have a lien, if any, prior to liquidating the collateral, thereby maximizing the proceeds of the collateral that would be available to repay our obligations under the notes. As a result of this waiver, the proceeds of sales of such collateral could be applied to repay any indebtedness secured by first-priority liens in such collateral before applying proceeds of other collateral securing such indebtedness, and the holders of notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the notes.

We will in most cases have control over the collateral, and the sale of particular assets by us or the release of guarantors could reduce the pool of assets securing the notes and the guarantees.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from the collateral securing the notes and the related guarantees. There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee, including:

•                  a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture governing the notes;

•                  with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee of the notes; and

•                  with respect to collateral that is capital stock, upon our disposition of such capital stock in accordance with the indenture governing the notes.

The indenture governing the notes will also permit us, under certain circumstances, to designate any existing or future restricted subsidiary that is a guarantor of the notes or any other subsidiary as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture governing the notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture governing the notes but not necessarily under the ABL Facility. Designation of a subsidiary guarantor as an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released.

Certain security interests may not be in place by the closing date of the offering or will not be perfected on the closing date of this offering.

To the extent any security interest in the collateral securing the notes cannot be perfected on or prior to the closing date of this offering, we will be required to use our commercially reasonable efforts to have all such security interests perfected promptly following the closing date of this offering. We may not be able to perfect any such security interests. Perfection of the security interests in such collateral after the closing date of this offering increases the risk that the liens granted therein become avoided or subject to the liens of intervening creditors.

The rights of holders of notes to the collateral securing the notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can be perfected only at the time at which such property and rights are acquired and identified. In addition, with respect to pledges of stock that constitute collateral, some of that stock is of foreign subsidiaries and we do not intend to make local foreign law filings or registrations of such pledges. As a result, such pledges may not be given effect in a bankruptcy or against another local lien. In addition, property located or registered in foreign jurisdictions may not be perfected under local foreign laws. The trustee and the collateral agent for the notes may not monitor, and we are not required to inform the trustee and the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third parties. A failure to monitor such acquisitions and take necessary action may result in the loss of the effectiveness of the grant of the security interest therein or the priority of the security interest in favor of the notes against third parties.

In addition, the security interest of the collateral agent for the notes will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we or the collateral agent are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the notes will not be entitled to the collateral or any recovery with respect to the collateral. Further, the consents of any third parties may not be given when required to facilitate a foreclosure on such collateral. Accordingly, the collateral agent may not have the ability to foreclose upon those assets, and the value of the collateral may significantly decrease. We are also not required to obtain third party consents in certain categories of collateral.

Environmental assessments of our properties intended to constitute collateral will not be obtained in connection with the issuance of the notes.

Our properties and operations are subject to significant environmental regulation, requirements and impacts, and we risk liability for failure to comply with applicable environmental requirements or for environmental contamination at or from our properties, whether from our operations or those of predecessors or third parties. In order to protect themselves against inheriting the environmental liabilities of their borrowers, under certain statutory and regulatory regimes, lenders often conduct, among other things, independent environmental assessments prior to taking collateral or otherwise lending against a borrower’s properties or operations prior to issuing a loan to a borrower or seeking foreclosure against a borrower. If a lender fails to conduct these environmental assessments, it could lose the benefit of legal defenses that otherwise might protect it against or limit its liability for the environmental obligations of its borrower. While we have conducted in the past significant environmental-related investigations and assessments of our properties and operations, including those real properties anticipated as collateral for the notes, no new or independent environmental assessments will be conducted in connection with the issuance of the notes. As a result, the holders of the notes may not have the benefit of such environmental assessments and may face increased exposure or dilution of the value of the notes as a result of environmental impairment of the secured collateral.

Bankruptcy may significantly impair your ability to collect on any amounts due under the notes or the guarantees.

If a bankruptcy case were to be commenced by or against us (and/or the guarantors), your ability to collect on the notes may be significantly impaired. A bankruptcy case may be commenced by us (and/or the guarantors) or by certain unsecured creditors as provided in the U.S. Bankruptcy Code. In these circumstances, the following factors, among others, might bear on recoveries by holders of the notes:

•                  a debtor in a bankruptcy case does not have the ability to compel performance of a “financial accommodation,” including the funding of the ABL Facility;

•                  the bankruptcy court may approve debtor-in-possession financing that may prime existing secured debt and may be required to be repaid before such existing secured debt and other debt is paid;

•                  secured creditors may seek, and perhaps receive, relief from the automatic stay to foreclose their respective liens, which may affect operations and revenues; and

•                  the cost, delay, and procedures of bankruptcy, including potentially pursuing a reorganization plan, could affect operations, revenues and the value available for creditors.

In addition, while U.S. bankruptcy law generally limits the enforceability of certain provisions restricting a debtor’s ability to assume and/or assign a contract, there are exceptions to this rule which could be applicable and may affect our available options in the event that we become subject to a U.S. bankruptcy proceeding. Moreover, in a bankruptcy proceeding, the bankruptcy court would have broad discretion to approve transactions that could disadvantage the holders of the notes. For example, under certain circumstances, a bankruptcy court could require you to accept subordinated or other securities in exchange for the notes, or order substantive consolidation of us with one or more of our affiliates or subsidiaries. Accordingly, there can be no assurances, pending or following the completion of the bankruptcy proceeding, with respect to the following, among other things: whether and when any payments under the notes would be made; whether the terms and conditions of the notes or any rights of the holders of the notes could be altered or ignored in a bankruptcy case without the indenture trustee’s, the collateral agent’s or your consent; whether the indenture trustee, the collateral agent or you would be able to enforce your rights against the guarantors under their guarantees; and whether and to what extent holders of the notes would be compensated for any delay in payment or receive any payment at all.

We believe that we have observed and will observe certain formalities and operating procedures that are generally recognized requirements for maintaining our separate existence and that our assets and liabilities can be readily identified as distinct from those of our affiliates and subsidiaries. However, we cannot assure you that a bankruptcy court would agree. If a bankruptcy court concludes that substantive consolidation of us with any affiliate or subsidiary is warranted, holders of the notes should expect that any payments on account of the notes potentially may be delayed and/or reduced.

The right of the indenture trustee or the collateral agent for the notes to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by U.S. federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the indenture trustee or the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the indenture trustee or the collateral agent for the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the indenture trustee or the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have “under-secured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “under-secured claims” during the debtor’s bankruptcy case. Additionally, the indenture trustee’s or the collateral agent’s ability to foreclose on the collateral on your behalf may be subject to the consent of third parties, prior liens and practical problems associated with the realization of the indenture trustee’s or the collateral agent’s security interest in the collateral.

Federal and state statutes allow courts, under specific circumstances, to avoid the notes, the guarantees and certain other transfers, to require holders of the notes to return payments or other value received from us or the guarantors and to otherwise cancel transfers, and to take other actions detrimental to the holders of the notes.

Our creditors or the creditors of our guarantors could challenge the issuance of the notes or the guarantors’ issuance of their guarantees as fraudulent conveyances or on other grounds. Under the U.S. bankruptcy law and similar provisions of state fraudulent transfer and conveyance laws, the issuance of the notes or the delivery of the guarantees could be avoided (that is, cancelled) as fraudulent transfers if a court determined that we, at the time we issued the notes, or the guarantor, at the time it delivered the guarantee (in some jurisdictions, a court may focus on when payment became due under the notes or a guarantee):

•                  issued the notes or provided the guarantee, as the case may be, with the intent of hindering, delaying or defrauding any present or future creditor; or

•                  received less than reasonably equivalent value or fair consideration for issuing the notes or providing such guarantee, as the case may be, and (1) was insolvent or rendered insolvent by reason of such incurrence, (2) was engaged in a business or transaction for which our or such guarantor’s remaining assets constituted unreasonably small capital, or (3) intended to incur, or believed that it would incur, debts beyond our or such guarantor’s ability to pay such debts as they matured.

A court likely would find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or the guaranty unless we or such guarantor benefited directly or indirectly from the notes issuance. If the notes or guarantees were avoided or limited under fraudulent transfer or other laws, any claim you may make against us or the guarantors for amounts payable on the notes or guarantees would be unenforceable to the extent of such avoidance or limitation.

The test for determining solvency for avoidance purposes will vary depending on the law applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, a court would consider the issuer or a guarantor insolvent if

•                  the sum of its debts, including contingent and unliquidated liabilities, was greater than the value of its property, at a fair valuation;

•                  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•                  it could not pay its debts as they become due.

We cannot be certain as to the standard that a court would use to determine whether we or a guarantor was solvent upon issuance of the notes or a guarantee or, if applicable in a particular jurisdiction, when payment became due under the notes or a guarantee. Regardless of the actual standard applied by the court, we cannot be certain that the issuance of the notes or a guarantee would not be avoided. If a court avoided our obligations under the notes and the obligations of all of the guarantors under their guarantees, holders of the notes would cease to be our creditors or creditors of the future guarantors and likely have no source from which to recover amounts due under the notes.

The indenture governing the notes offered hereby will contain a “savings clause” intended to limit each subsidiary guarantor’s liability under its guarantee to the maximum amount that will result in the obligations of such guarantor under its guarantee of the notes not constituting a fraudulent conveyance or fraudulent transfer under applicable law. There can be no assurance, however, that a court would uphold the clause as intended. For example, the enforceability of such a clause was the subject of a dispute in a Florida bankruptcy court decision. Accordingly, this clause may not be effective to protect the subsidiary guarantees from being avoided under fraudulent transfer and similar laws or, if it does, the remaining amount due and collectible under the guarantees may not suffice, if necessary, to pay the notes in full when due.

If a guarantee were legally challenged, such guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the guarantor were incurred for less than fair consideration. A court could thus avoid the obligations under the guarantee.

In addition, subject to certain conditions and defenses, certain payments, transfers relating to security interests and other transfers relating to the notes potentially may be subject to avoidance (that is, cancellation), as preferential transfers for the benefit of the bankruptcy estate, if the applicable transfer was made within 90 days (or one year if the creditor benefiting from the transfer is an “insider” under the U.S. Bankruptcy Code) before the bankruptcy filing, the applicable entity whose interest was transferred was insolvent and the transfer enabled the transferee to receive more than it would receive in a liquidation under chapter 7 of the U.S. Bankruptcy Code. Under such circumstances, subject to certain conditions, the court could potentially avoid any payment by us or any guarantor pursuant to the notes, the effect of certain actions taken with respect to a security interest, a guarantee or any realization on the pledge of assets securing the notes or the guarantees, or other transfer of an interest of ours or a guarantor’s, including, without limitation, future pledges of collateral in favor of the indenture trustee or the collateral agent pursuant to any security documents delivered after the date of the indenture governing the notes or otherwise. The court could require the return of any payment or the return of any realized value to us or such guarantor (or to a fund for the benefit of our or such guarantor’s creditors), or otherwise cancel the transfer. For example, if a security interest were to be avoided under such circumstances, the applicable creditor may be found to hold no security interest and be treated as holding a general unsecured claim in the bankruptcy case. It is impossible to predict what recovery (if any) would be available for such an unsecured claim if we or a guarantor became a debtor in a bankruptcy case. Thus, to the extent a court avoids or otherwise finds unenforceable for any other reason the notes or a guarantee, your claims against us or the relevant guarantor would be eliminated or limited. Such transfers also may be avoidable under similar provisions of state law.

Moreover, in certain circumstances, a court may subordinate claims in respect of the notes or a guarantee to all other debts of ours or the guarantor, or take other actions detrimental to the holders of the notes, based on equitable or other grounds. We cannot be certain as to the standards that a court might apply and whether it might find such subordination or other actions appropriate.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

The notes have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantors. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent transfer or other laws could avoid the obligations under a guarantee, subordinate it to other obligations of the guarantor or take other actions detrimental to the holders of the notes. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances.

The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the notes will automatically be released from the lien on them and no longer constitute collateral to the extent and for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

The notes and any guarantees, as applicable, will be secured by a pledge of the stock and other securities of certain subsidiaries that we form or acquire in the future. Under the SEC regulations in effect as of the issue date of the notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such subsidiary would be required to file separate financial statements to the SEC. Therefore, the indenture and the collateral documents that govern the notes provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral to the extent and for so long as the pledge of such capital stock or other securities to secure the notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time). As a result, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for holders of the notes to realize value from the assets of a subsidiary than to foreclose on its capital stock or other securities, so the value realized from a subsidiary’s assets could be significantly less than the proceeds that would have been received upon any sale of the capital stock or other securities of such subsidiary. Further, this limitation will not apply to any pledges of stock or other securities that secure our credit facilities, including the ABL Facility, or any other secured debt that does not constitute securities.

The collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the notes and the guarantees.

Our ability to repurchase the notes upon a change of control may be limited.

Under the indenture governing the notes, upon the occurrence of a “change of control” (as defined in the indenture governing the notes), we will be required to offer to repurchase all outstanding notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. The lenders under the ABL Facility will have the right to accelerate the indebtedness thereunder upon a “change of control” (as defined in the ABL Facility). Any of our future indebtedness agreements may contain a similar provision or may require such indebtedness to be repaid, repurchased or otherwise satisfied upon a change of control. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of notes or repayment of our other indebtedness or the terms of our other indebtedness may prohibit such repurchase. If we fail to repurchase any notes submitted in a change of control offer, it would constitute an event of default under the indenture governing the notes which would, in turn, constitute an event of default under the ABL Facility and could constitute an event of default under our other indebtedness, even if the change of control itself would not cause such an event of default. Important corporate events, such as takeovers, reorganization, recapitalizations, mergers or other similar transactions, may not constitute a change of control under the indenture governing the notes because such a transaction may not involve any shift in voting power or beneficial ownership, or may not involve a shift large enough to trigger a change of control. In such case, the change of control provisions in the Indenture will not permit the holders of the notes to require us to repurchase the notes.

We could enter into significant transactions that would not constitute a change of control requiring us to repurchase the notes, but that could adversely affect our risk profile.

We could, in the future, enter into certain transactions, including certain recapitalizations, that would not result in a change of control, but would increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure. The indenture governing the notes contains certain restrictions on our ability to incur additional indebtedness. Such restrictions in the indenture governing the notes are subject to a number of significant exceptions, and in any event can be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture governing the notes does not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly-leveraged transaction. In addition, if we incur any additional indebtedness that ranks senior to or equally with the notes, the holders of that debt will be entitled to be paid ahead of you or to share ratably with you, as the case may be, in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you.

Our ability to purchase notes upon an asset sale may be limited.

The agreements governing our other indebtedness may contain, and future agreements may contain, prohibitions of certain events, including events that would constitute an asset sale and including repurchases of or other prepayments in respect of the notes. If we consummate an asset sale, we therefore may not be permitted by the terms of our other indebtedness to repurchase notes upon an asset sale, and a failure to so repurchase the notes could cause a default under these other agreements. In the event an asset sale occurs at a time when we are prohibited from repurchasing notes, we could seek the consent of our lenders to the repurchase of notes or we could attempt to refinance the borrowings that contain such prohibition. If we do not obtain a consent or repay those borrowings, we will remain prohibited from repurchasing notes and other pari passu obligations, as applicable. In that case, our failure to repurchase tendered notes would constitute an event of default under the indenture governing the notes which could, in turn, constitute a default under the other indebtedness.

Any additional guarantees provided after the notes are issued could be avoided as preferential transfers.

The indenture governing the notes will provide that under certain circumstances certain future subsidiaries of ours will guarantee the notes. Any future guarantee in favor of the holders of the notes might be avoidable in a bankruptcy case or under state law if certain events or circumstances exist or occur. For instance, if the entity granting the future guarantee were insolvent at the time of the grant and if such grant was made within 90 days (or one year if the creditor that benefited from the guarantee is an “insider” under the U.S. Bankruptcy Code) before the commencement of that entity’s bankruptcy case, and the granting of the future guarantee enabled the holder of the notes to receive more than it would if the grantor were liquidated under chapter 7 of the U.S. Bankruptcy Code, then such note guarantee could be avoided as a preferential transfer. In addition, such transfer may be avoidable under applicable state or other law.

Credit ratings may not reflect all risks, are not recommendations to buy or hold securities and may be subject to revision, suspension or withdrawal at any time.

One or more independent credit rating agencies may assign credit ratings to the notes. The ratings may not reflect the potential impact of all risks related to the structure, market, additional risk factors discussed herein and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal by the rating agency at any time. No assurance can be given that a credit rating will remain constant for any given period of time or that a credit rating will not be lowered or withdrawn entirely by the credit rating agency if, in its judgment, circumstances in the future so warrant. A negative change in or an indication of a possible negative change in our ratings could have an adverse effect on the trading and market price of the notes. A suspension, reduction or withdrawal at any time of the credit rating assigned to the notes by one or more of the credit rating agencies may adversely affect the cost and terms and conditions of our financings and could adversely affect the value and trading of such notes.

If we or a guarantor files a bankruptcy petition, or if a bankruptcy petition is filed against us or a guarantor, you may receive a lesser amount for your claim under the notes or the guarantee than you would have been entitled to receive under the indenture governing the notes or the guarantee.

In circumstances involving notes issued at discount prices, bankruptcy courts generally have held that the discount amount constitutes interest that accrues over the term of those notes. The U.S. Bankruptcy Code does not allow claims for “unmatured interest.” Thus, if we or a guarantor file a bankruptcy petition under the U.S. Bankruptcy Code after the issuance of the notes or guarantees, or if such a bankruptcy petition is filed against us or a guarantor, your claim against us or the guarantor may be limited to an amount equal to the original discounted issue price for the notes and the portion of original issue discount that does not constitute unmatured interest for purposes of the U.S. Bankruptcy Code.

Any original issue discount that was not amortized as of the date of any bankruptcy filing would likely be deemed to constitute unmatured interest. Accordingly, under these circumstances, you may receive a lesser amount than you would have been entitled to receive under the terms of the indenture governing the notes or the guarantee, even if sufficient funds are available.

There is no active market for the notes and if an active trading market does not develop for these notes you may not be able to resell them.

The notes are a new issue of securities for which there is currently no trading market. We do not intend to list the notes on any national securities exchange. An active market may not develop for the notes and there can be no assurance as to the liquidity of any market that may develop for the notes. If an active market does not develop, the market price and liquidity of the notes may be adversely affected. We have been advised by the initial purchasers that following the completion of the offering, the initial purchasers may make a market in the notes; however, the initial purchasers are not obligated to do so and any market-making activities with respect to the notes may be discontinued at any time without notice. In addition, market-making activity will be subject to the limits imposed by law. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. Any such disruptions could adversely affect the prices at which the notes may be sold.

Further, even if a market were to exist, the notes could trade at prices that may be lower than the initial offering price depending on many factors, including:

•                  our financial condition, current stock price, performance and business prospects;

•                  the interest of securities dealers in making a market;

•                  prevailing interest rates;

•                  the markets for similar securities; and

•                  general economic conditions.

The liquidity of, and the trading market for, the notes may be adversely affected by general declines or disruptions in the market for non-investment grade debt.

Any adverse rating of the notes may cause their trading price to fall.

If either Moody’s Investor Service, Standard & Poor’s or Fitch Ratings were to lower its respective rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the trading price of the notes could decline.

There are restrictions on your ability to transfer or resell the notes without registration under applicable securities laws.

The notes are being offered and sold pursuant to exemptions from registration under U.S. and applicable state securities laws. Therefore, you may transfer or resell the notes in the U.S. only in a transaction exempt from registration requirements of U.S. and applicable state securities laws, and you may be required to bear the risk of your investment for an indefinite period of time.

We are obligated to use our best efforts to commence an offer to exchange the notes for equivalent notes registered under the U.S. securities laws or, in certain circumstances, register the reoffer and resale of the notes under U.S. securities laws. We cannot assure you that the exchange offer will be conducted in a timely fashion or at all. Moreover, we cannot assure you that an active or liquid trading market for the exchange notes will develop.

Our failure to meet a specified leverage ratio as of December 31, 2013 would obligate us to pay additional interest on the notes in the form of an increase in the principal amount of the notes.  As a result, the principal amount of the notes would increase on each interest payment date, and such increase would result in higher cash interest obligations and certain tax consequences.

If we fail to meet a specified consolidated net leverage ratio as of December 31, 2013, we will be required to pay an additional 2% per annum of interest on the notes, retroactive to the issue date, payable in the form of an increase in the principal amount of the notes as payment-in-kind (or PIK) interest.  As a result, we would have increased indebtedness and greater cash interest obligations for the remaining term of the notes.  The increased principal amount of the notes could exacerbate other risks related to the notes, including risks related to increased leverage and our substantial indebtedness, having sufficient cash flows to service our indebtedness and the value of the collateral not being sufficient to satisfy the obligations under the notes.

Such additional PIK interest may be treated as OID for purposes of applicable tax laws. In such case, we may be required to redeem a portion of the notes, from time to time after the fifth anniversary of the issue date. Any such mandatory redemption could have an adverse impact on our cash flows.  If we do not have sufficient cash to make this redemption, to the extent required, and we are not able to obtain financing to fund the redemption payment, it would constitute a default under the indenture governing the notes which would, in turn, constitute an event of default under the ABL Facility and could constitute an event of default under our other indebtedness. In addition, additional OID on the notes could exacerbate the OID-related risks to which the notes already are subject, including with respect to the treatment of OID in bankruptcy.